SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2004

Price Legacy Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300
San Diego, California  92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (858) 675-9400

Item 5.  Other Events and Required FD Disclosure.

On August 9, 2004, Price Legacy Corporation sold its entire investment in the Los Arcos land development project in Scottsdale, Arizona, and all of the notes receivable secured by an ownership interest in the Phoenix Coyotes hockey team.  Price Legacy Corporation received $30.2 million from the sale of these assets.  In connection with this transaction, Price Legacy Corporation took a non-cash impairment charge of $1.2 million during the quarter ended June 30, 2004.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued by Price Legacy Corporation on August 9, 2004.

Item 12.  Results of Operations and Financial Condition.

On August 9, 2004, Price Legacy Corporation issued a press release regarding its financial results for the second quarter ended June 30, 2004.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Items 7 and 12 of this Current Report, including the exhibit, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing of Price Legacy Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2004	PRICE LEGACY CORPORATION

	By:	/s/ Jeffrey R. Fisher
Name: Jeffrey R. Fisher
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Price Legacy Corporation on August 9, 2004.